UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

SPAR Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27824 (Commission File No.)	33-0684451 (IRS Employer Identification No.)

560 White Plains Road, Suite 210, Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 332-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

(a)	Submission of Matters to a Vote of Security Holders

SPAR Group, Inc. (the “Registrant” or “SGRP”) held its Annual Meeting of Stockholders on May 28, 2009 (the “2009 Annual Meeting”), for those who were stockholders of SGRP at the close of business on April 6, 2009 (the “Record Date”), pursuant to notice and proxy materials duly mailed to them. As of the Record Date, there were 19,139,365 shares outstanding of SGRP’s common stock, $0.01 par value (the “SGRP Common Stock”), and 554,402 shares outstanding of SGRP’s series “A” preferred stock, $0.01 par value (the “SGRP Preferred Stock”). At the 2009 Annual Meeting, Record Date stockholders holding 15,921,753 shares (approximately 83.2%) of the SGRP Common Stock and 554,402 shares (100%) of the SGRP Preferred Stock were present in person or by proxy. Each such stockholder was entitled to one vote for each share of the SGRP Common Stock or SGRP Preferred Stock held by such stockholder on the Record Date, and the holders of the SGRP Common Stock and SGRP Preferred Stock voted together, respecting the election of directors and the other proposals presented to them at the 2009 Annual Meeting.

At the 2009 Annual Meeting, the following matters were submitted to votes of SGRP’s stockholders: (1) the election of SGRP’s Board of Directors; (2) the ratification of SGRP’s appointment of Rehmann Robson, P.C. as the principal independent registered public accounting firm for SGRP and its subsidiaries for the year ending December 31, 2009; and (3) the approval of SGRP’s adoption of the Repricing Amendment to the 2008 Stock Compensation Plan (as defined and described in Item 8.01(b), below).

Proposal Number 1 – Election of Directors of SGRP (votes against and abstentions are tallied as withheld and presented for informational purposes but had no substantive effect):

Nominee Name:	For:	Withheld
Gary S. Raymond	16,379,320	96,835
Robert G. Brown	16,377,385	98,770
William H. Bartels	16,377,485	98,670
Jack W. Partridge	16,354,161	121,994
Jerry B. Gilbert	16,353,078	123,077
Lorrence T. Kellar	16,352,020	124,135
C. Manly Molpus	16,349,680	126,475

Each of those nominees was elected to the Board of Directors of SGRP.

Proposal Number 2 – Ratification of the appointment of Rehmann Robson, P.C., as the principal independent registered public accounting firm for SGRP and its subsidiaries for the year ending December 31, 2009 (abstentions and other non-votes are tallied and presented for informational purposes but had no substantive effect):

For:	Against:	Abstain:
16,367,119	87,191	21,845

SGRP’s stockholders ratified the appointment of Rehmann Robson, P.C., as the principal independent registered public accounting firm for SGRP and its subsidiaries for the year ending December 31, 2009:

Proposal Number 3 – Approval of the Repricing Amendment to the 2008 Stock Compensation Plan (abstentions and other non-votes are tallied and presented for informational purposes but had no substantive effect):

For:	Against:	Abstain:	Non Votes
15,106,563	242,429	12,380	1,114,783

SGRP’s stockholders approved the Repricing Amendment to the 2008 Stock Compensation Plan.

Although the stockholder notice and proxy materials permitted certain other matters to be considered by the stockholders at the 2009 Annual Meeting, no other matters were voted on by the stockholders.

(b)	Stockholder Approval of Repricing Amendment

At the 2009 Annual Meeting, the stockholders of SGRP approved the adoption of the proposed amendment to SGRP’s existing 2008 Stock Compensation Plan (as amended, the “2008 Plan”) adding a new Section 12(a) thereto (the “Repricing Amendment”), as such approval is more fully described in Item 8.01(a), above. For descriptions of the 2008 Plan, the Repricing Amendment and the reasons for such amendment, see “Proposal 3 – Approval of the Adoption of the Repricing Amendment to the 2008 Stock Compensation Plan” (pages 4 & 5) and “Stock Options and Purchase Plans” (pages 17 &18) in SGRP’s Proxy Statement for the 2009 Annual Meeting, as filed with the Securities and Exchange Commission on April 30, 2009.

The Repricing Amendment gives SGRP’s Compensation Committee the full authority and complete flexibility from time to time to designate and modify (in its discretion) one or more of the outstanding awards (including their exercise and base prices and other components and terms) to (among other things) restore their intended values and incentives to their holders. However, the exercise price, base value or similar component (if equal to SGRP’s full stock price at issuance) of any award cannot be lowered to an amount that is less than the Fair Market Value (as defined in the 2008 Plan) on the date of the applicable modification, and no modification can adversely affect an awardee’s rights or obligations under an award without the awardee’s consent. No further consent of SGRP’s stockholders is required for any repricing or other modification of any award under the Repricing Amendment. The Repricing Amendment applies to all outstanding options and other awards as more fully described in the Repricing Amendment, including those previously issued under predecessor plans.

This description of the Repricing Amendment is qualified in its entirety by the full text of such amendment, which is set forth in Section 12(a) of the amended 2008 Plan attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), and which Exhibit is incorporated herein by reference. Exhibit 10.1 to this Report amends, restates and completely replaces the prior version of the 2008 Plan incorporated by reference as Exhibit 10.1 in SGRP’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 15, 2009.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

	10.1	2008 Stock Compensation Plan effective as of May 29, 2008, as amended through May 28, 2009 (as filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR GROUP, INC.

Date:	June 4, 2009	By:	/s/ James R. Segreto
James R. Segreto
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2008 Stock Compensation Plan effective as of May 29, 2008, as amended through May 28, 2009.